      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 5, 2000
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          COMMUNITY BANK SYSTEM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          DELAWARE                                                    16-1213679
                (STATE OR OTHER JURISDICTION                                       (I.R.S. EMPLOYER
             OF INCORPORATION OR ORGANIZATION)                                   IDENTIFICATION NO.)

                            ------------------------

                            5790 WIDEWATERS PARKWAY
                          DEWITT, NEW YORK 13214-1883
                                 (315) 445-2282
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               SANFORD A. BELDEN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          COMMUNITY BANK SYSTEM, INC.
                            5790 WIDEWATERS PARKWAY
                          DEWITT, NEW YORK 13214-1883
                                 (315) 445-2282
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:
                             GEORGE J. GETMAN, ESQ.
                          BOND, SCHOENECK & KING, LLP
                               ONE LINCOLN CENTER
                            SYRACUSE, NEW YORK 13202
                                 (315) 422-0121
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                   PROPOSED          PROPOSED
                                                    AMOUNT          MAXIMUM          MAXIMUM
            TITLE OF EACH CLASS OF                   TO BE      OFFERING PRICE      AGGREGATE          AMOUNT OF
          SECURITIES TO BE REGISTERED             REGISTERED     PER SHARE(1)   OFFERING PRICE(1)  REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, no par value..................... 300,000 shares     $ 22.1875        $6,656,250          $1,758
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low sales prices of the registrant's common stock as reported on the New York Stock Exchange on July 3, 2000.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                      PROSPECTUS

                          COMMUNITY BANK SYSTEM, INC.

         DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE AND SALE PLAN

     This prospectus relates to up to an aggregate of 300,000 shares of common stock, no par value, of Community Bank System, Inc., or the Company, that may be offered in connection with our Dividend Reinvestment and Direct Stock Purchase and Sale Plan, or the Plan. The Plan provides both existing stockholders of our common stock and interested new investors with a convenient and cost effective method to purchase shares of our common stock.

     All of the shares that may be offered pursuant to the Plan will be purchased on the open market by American Stock Transfer & Trust Company, the Plan's administrator. We will not receive any of the proceeds from the sale of the shares offered under the Plan.

     You may purchase shares of our common stock under the Plan as follows:

     - Our stockholders may purchase shares of common stock by reinvesting all or a portion of the cash dividends, if any, received on their shares of common stock, or by making optional cash investments from time to time; or

     - If you are not one of our stockholders, you may purchase shares of our common stock by making an initial minimum cash investment of $250, plus $2.50 for a registration fee.

                                                        (continued on next page)

                  The date of this prospectus is July 5, 2000.

     The Plan administrator will pool together cash dividends payable to the participants of the Plan and cash payments from participants of the Plan to purchase shares of our common stock on the open market. Therefore, the price of each share you purchase with cash dividends or cash investments will be based upon the average price upon which the Plan administrator purchases shares in the open market for a particular investment. Purchases with dividend funds will be made commencing on the applicable dividend payment date. Purchases with cash payments from the participants will be made at least once a week, depending on investment volume.

     We will pay the costs of administration of the Plan, except that you will be responsible for the small fees described in this prospectus.

     Our common stock is traded on the New York Stock Exchange under the symbol "CBU." The last reported sale price of our common stock on July 3, 2000, as reported on the New York Stock Exchange, was $22.1875 per share.

     This prospectus describes the provisions of the Plan and you should retain this prospectus for future reference.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

To the Shareholders and Investors of
Community Bank System, Inc.:

     The Company has established "Investors Choice", a Dividend Reinvestment and Direct Stock Purchase and Sale Plan, for convenience to our shareholders and potential investors. This Plan offers you an affordable alternative for buying and selling our common stock, which is traded on the New York Stock Exchange under the symbol "CBU". You do not need to be a current shareholder to participate in this Plan and buy our common stock for the first time. If you participate in the Plan, you may also reinvest your cash dividends, if any, and make periodic supplemental cash payments to purchase additional shares. Shares that are held in the Plan may be sold directly without having to obtain physical certificates or becoming involved with a broker. The certificates that you currently hold in physical form at home may be deposited directly into the Plan for safekeeping or sale. You may also withdraw or transfer all or a portion of your stock held in the Plan at anytime. Although the Company pays for most all of the brokerage and administrative costs, there are small fees associated with certain features of the Plan. The fees are outlined within this booklet.

     This booklet provides you with a summary and the complete details of the Plan. If you have additional questions after reading through this material, please contact the Plan Administrator, American Stock Transfer & Trust Company, at:

                    American Stock Transfer & Trust Company
                        Dividend Reinvestment Department
                           40 Wall Street, 46th Floor
                               New York, NY 10005
                              Tel: (800) 278-4353

     To enroll in the Plan, simply fill out the Enrollment Application and mail it to American Stock Transfer & Trust Company. Our purpose in providing the Plan is to promote long-term investment in our common stock.

     Thank you for your continued interest in the Company.

                           Sincerely,

                           SABELDENSIG
                           SANFORD A. BELDEN
                           President and Chief
                           Executive Officer

OUR STOCK IS NOT FDIC INSURED, NOT A DEPOSIT OR OTHER OBLIGATION OF COMMUNITY BANK, N.A., OR THE BANK, AND IS NOT GUARANTEED BY THE BANK, AND IS SUBJECT TO INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

                                INVESTORS CHOICE

                          COMMUNITY BANK SYSTEM, INC.
         DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE AND SALE PLAN

     Our Investors Choice Dividend Reinvestment and Direct Stock Purchase and Sale Plan, or the Plan, offers you the ability to:

     - Buy additional shares conveniently and economically either by check or direct monthly debit from your bank account;

     - If you wish, reinvest all or any portion of cash dividends by purchasing additional shares of common stock with your cash dividends directly through the Plan;

     - Sell or transfer shares of our common stock held in your Plan account;

     - Deposit all of your stock certificates representing our common stock for safekeeping in your Plan account;

     - Withdraw your shares of our common stock and receive a certificate upon your request; and

     - If you wish, have your cash dividends deposited directly to your own bank account by electronic funds transfer.

                          COMMUNITY BANK SYSTEM, INC.

                                INVESTORS CHOICE
         DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE AND SALE PLAN

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Plan Purpose and Key Features            7-11
Summary................................
How the Plan Works
1.   How to get started and enroll.....    12
2.   How to purchase additional
     shares............................    12
3.   Must I reinvest dividends?........    14
4.   How are my shares purchased?......    15
5.   What is the price I will pay for
     shares?...........................    15
6.   How do I keep track of
     transactions in   my account?.....    15
7.   What is safekeeping of
     certificates?.....................    16
8.   How do I withdraw stock that is in
     my   Plan account?................    16
9.   How do I transfer shares to
     another   person?.................    17
10.  Can I sell shares in my
     account?..........................    17
11.  How do I close my account?........    18
Technical Information About the Plan...    19
Use of Proceeds........................    21
Legal Matters..........................    21
Experts................................    22
Where You Can Find More Information....    22
Incorporation of Certain Information by
  Reference............................    23

PLAN PURPOSE

     The purpose of the Plan is to provide our stockholders and other interested investors with a convenient and economical way of purchasing shares of our common stock and reinvesting cash dividends in additional shares of our common stock. American Stock Transfer & Trust Company will administer the Plan, purchase and hold shares acquired for you under the Plan, keep records, send statements of account activity and perform other duties related to the Plan. Any person is eligible to participate in the Plan by taking the steps described under How to Get Started and Enroll on page 12.

                           KEY PLAN FEATURES SUMMARY

ENROLLMENT

- To participate in the Plan, anyone may apply for enrollment in the Plan by completing, signing and returning an Enrollment Application. If you are not currently our stockholder, the Enrollment Application must be accompanied with a check or money order of not less than $250 or more than $10,000, made payable to American Stock Transfer & Trust Company, to the address shown on the Enrollment Application.

PLAN ACCOUNT

- When enrolled in the Plan, an account will be opened in your name and shares purchased on your behalf will be held by American Stock Transfer & Trust Company, or the Plan Administrator, in "book-entry" form. This means that, instead of receiving actual stock certificates, you will receive quarterly statements which reflect your ownership. If you wish to start your participation in the Plan with shares of our common stock which are held by your broker or bank under a "street name", you need to request the broker or bank to transfer those shares into your name. You may request stock certificates for shares held by the Plan Administrator in your account at any time, upon request and without charge.

DIVIDENDS

- You may reinvest cash dividends to purchase additional shares of our common stock. You may reinvest all your dividends or a portion of your dividends on shares held in stock certificate form and on all shares held by the Plan Administrator in your Plan account, or you may elect to receive cash dividends on all your shares without reinvesting.

ADDITIONAL PURCHASES

- You may desire to purchase additional shares of our common stock through the Plan by depositing cash payments. You may buy from $25 up to $10,000 of common stock per transaction. If you are already our stockholder, all commissions and administrative costs are paid by us. On the other hand, if you are purchasing our common stock for the first time, you will be responsible for the small fee described elsewhere in this prospectus. Purchases may be made by mailing a check or money order to the Plan Administrator. You may make automatic monthly purchases for a constant dollar value by instructing the Plan Administrator to electronically debit and transfer funds from your bank. If you wish to do so, please call the Plan Administrator at the telephone numbers shown on page 10.

SELLING SHARES FROM YOUR PLAN ACCOUNT

- You may sell shares held by the Plan Administrator in your Plan account on the open market at the then prevailing market price. A transaction fee of $7.50 plus brokerage commission of $.10 per share will be automatically deducted from your proceeds when your payment check is mailed.

SAFEKEEPING OF CERTIFICATES

- You may mail your stock certificates representing our common stock to the Plan Administrator for deposit into your Plan account at any time. There is no charge for this service. The shares will be maintained in book-entry form and held in your Plan account. You may request stock certificates at any time for the shares held in your Plan account. You may be charged a small fee if you request stock certificates in connection with the termination of your participation in the Plan. On the other hand, if you request stock certificates but remain in the Plan, there will be no charge for this service.

TRANSFERRING SHARES

- You may transfer or make a stock gift from shares held in the Plan to another person at any time and without charge. Please contact the Plan Administrator for instructions. Individual accounts into which the transferred stock is deposited will be maintained as an account desiring to reinvest cash dividends unless the Plan Administrator is instructed to pay dividends in cash.

STATEMENTS AND FORMS

- The holder of each Plan account will receive a quarterly statement that reflects all investment activity and all cash dividends paid and applied toward reinvestment. Each time a purchase is made for you, the Plan Administrator will send you a statement showing the details of the investment. The statement is cumulative for the calendar year and you are advised to retain statements to provide a complete history of your account activity. The statement you receive will contain a tear-off stub that can be used for any future Plan transactions you may desire. In addition, the automated telephone system and the Internet site maintained by the Plan Administrator at http://www.investpower.com can accept your transaction instructions more conveniently and faster than instructions sent by mail.

CONTACTING THE PLAN ADMINISTRATOR FOR INFORMATION

- American Stock Transfer & Trust Company, the Company's transfer agent, is the Plan Administrator. You can contact them the following ways:

     Automated
     Telephone
     Transaction
     System: 1-877-253-6847

     Internet: www.investpower.com

     Mail: American Stock Transfer & Trust   Company
           Dividend Reinvestment Department
           40 Wall Street, 46th Floor
           New York, NY 10005

     Courier/
     Messenger: American Stock Transfer & Trust
                    Company
                  Dividend Reinvestment
                    Department
                  6201 15th Avenue -- 3rd Floor
                  Brooklyn, NY 11219

     Note: If you need to contact American Stock Transfer & Trust Company regarding other matters, you may do so by calling 1-800-937-5449.

SUMMARY OF FEES:

- Investors are responsible for the small fees described in this prospectus. The fees shown below will apply to each transaction in your account. Except as described in this booklet, we will pay all costs of administering the Plan.

Purchase of shares
  with initial
  investment.........    $2.50
Broker commission for
  initial
  investment.........    $0.10 per share
Sale of shares.......    $7.50
Termination fee --
  issue
  certificate........    $7.50
Termination fee --
  sell shares........    $7.50
Broker commission for
  sales..............    $0.10 per share
Issue certificate --
  remain in Plan.....    No Charge

The payment of broker commissions by us is deemed additional dividend income to you under Internal Revenue Service regulations and will be reported as such at year-end on your Form 1099-DIV.

Please read this prospectus in full as this segment is a summary and does not contain all information.

                               HOW THE PLAN WORKS

1.  How to get started and enroll:

     a. If you already own at least one share of our common stock and it is registered in your name on the stock transfer books maintained for us by our transfer agent, simply fill out and sign the Enrollment Application and mail it to the Plan Administrator using the postage pre-paid envelope supplied with this prospectus.

     b. If you do not currently own any shares of our common stock and are investing for the first time, fill out the enclosed Enrollment Application and mail it to the Plan Administrator using the postage pre-paid envelope supplied with this prospectus. The initial purchase must be at least $250 and not more than $10,000. A registration fee of $2.50 and a brokerage fee of $0.10 per share would be charged by the Plan Administrator for the initial purchase.

     c. If you own shares of our common stock and it is held by a broker or bank in their firm name, request that broker or bank to transfer your shares into your name. You may not reinvest dividends through the Plan on shares held in a "street name," which means that shares are held in the name of the broker or bank. If you do not wish to transfer shares into your name, you can still enroll and buy shares as instructed in "b" above.

2.  How to purchase additional shares:

     - You can purchase additional shares of our common stock at any time by making optional cash payments. Your optional cash payments are used to purchase shares of our common stock in the open market for your account. The frequency of the open market purchases is dependent upon the volume of investments under the Plan, but purchases will be made a minimum of once weekly. No interest will be paid to investors on cash payments held pending purchase by the Plan Administrator.

     - You can make an optional cash investment when joining the Plan by enclosing a check or money order with your Enrollment Application. Thereafter, optional cash payments should be mailed with the tear-off portion of your account statement mailed to you after a purchase is completed by the Plan Administrator.

     - For first-time investors or stockholders who do not have shares registered in their name, the minimum initial investment is $250. For existing investors who have shares already registered in their name, the minimum investment is $25. The maximum investment for existing or new investors is $10,000 per investment. There is no charge for any optional cash purchases after the initial investment.

     - New investors may call the Plan Administrator for an additional Enrollment Application. The Enrollment Application may also be downloaded from the Plan Administrator's Internet site (http://www.investpower.com) and mailed or transmitted to the Plan Administrator directly on the Internet.

     - You may authorize the Plan Administrator, on the Enrollment Application, to make automatic monthly purchases of a specified dollar amount of our common stock, paid for by automatic withdrawal from your bank account by electronic funds transfer. You may also sign up for monthly electronic funds transfer by accessing the Plan Administrator's Internet site http://www.investpower.com and following the instructions. Funds generally will be withdrawn from your bank ac-count on the 10th day of each month (or the next following day if the 10th is not a business day). All purchases will apply the total funds toward shares, as both full shares and fractional shares (to three decimal places) will be credited to your Plan account. To terminate monthly purchases by automatic withdrawal, you must send the Plan Administrator written, signed instructions.

     - If a check submitted by you is returned to the Plan Administrator as "unpaid", the Plan Administrator will resell the shares just purchased with the funds from that check and liquidate additional shares, if necessary, to reimburse itself for any fees or loss incurred when reselling the shares from your account that are unpaid.

3.  Must I reinvest dividends?

     - No. Dividend reinvestment is an optional service offered by the Plan. When you enroll in the Plan by filling out the Enrollment Application, you must indicate whether you want the cash dividends on all or a portion of your shares in stock certificate form (if any) reinvested. If you do not indicate a preference, cash dividends on all shares held in stock certificate form on each dividend record date will be reinvested. Dividends on all shares held in your Plan account will be reinvested unless you elect the "Cash Only" option regarding dividends.

     - If you do not wish to enroll in the Plan or if you enroll in the Plan and elect either the "Partial Reinvestment" or "Cash Only" option for your cash dividends, you may elect to have your cash dividends directly deposited by electronic funds transfer to your bank account. In order to take advantage of this service, your bank or financial institution must be a part of the "Automated Clearing House" (ACH). You must complete the appropriate section on the Enrollment Application and send it to the Plan Administrator.

4.  How are my shares purchased?

     - The Plan Administrator will apply dividend funds and/or cash payments from all participants and combine them to purchase shares of our common stock on the open market. The price per share cannot be determined prior to the purchase. Purchase with dividend funds will be made commencing on the dividend payment date. For optional cash payments, purchases are made at least once a week depending on investment volume.

5.  What is the price I will pay for shares?

     - Since the Plan Administrator buys your shares in the open market, the share price will be the average of all shares purchased for all participants for a particular investment. The share price has the same treatment whether purchasing for initial investors, purchasing for current investors who send optional cash payments, or for the reinvestment of dividends. If necessary, purchases may be made over several days for a particular investment date.

6.  How do I keep track of transactions in my account?

     - The Plan Administrator will mail you quarterly statements reflecting your account balance and all to-date activity for the year. In addition, whenever there is a purchase in your account, an advice will be mailed to serve as confirmation of purchase.

     - You can also call the Plan Administrator and follow the instruction of the automated telephone system. You can also speak to a customer service representative by calling the same number during the Plan Administrator's regular business hours. Be sure to keep your plan statement for your permanent records and to utilize the tear-off stub to initiate transactions by mail.

7.  What is safekeeping of certificates?

     - If you already own shares of our common stock in certificate form, you may elect to deposit the certificates into your Plan account for safekeeping with the Plan Administrator. There is no charge for this service. The Plan Administrator will credit these shares to your Plan account in book-entry form. You may request issuance of a certificate from the Plan Administrator at any time.

     - To deposit certificates with the Plan Administrator, send them via registered mail and insure for 2% of the total value of the shares to protect against loss in transit. Please include a letter of instructions to deposit with the certificates.

8.  How do I withdraw stock that is in my Plan account?

     - You may request that the Plan Administrator issue a certificate for some or all of the full shares held in your Plan account. Use the form on your Plan statement, or use the automated telephone system, or access the Plan Administrator's Internet site for the greatest convenience and speed. The Plan Administrator will issue certificates in the name of the exact registration name shown on your Plan account statements unless otherwise instructed in writing. Certificates will be sent by first class mail, generally within a few days after receiving your request. There is no charge for this service unless you are terminating your participation in the Plan at the same time (in which case a fee of $7.50 will apply).

9.  How do I transfer shares to another person?

     - Transfers can be made in book-entry form or certificates will be issued and sent to the new owner by first class mail. If the former is selected, you can transfer to a person who already has a Plan account, or you can set up a new Plan account if the person does not have one. Follow the steps below to complete your transaction.

     - Call the Plan Administrator to request a Plan prospectus and Enrollment Application. Complete the form providing the name, address and social security number of the new participant.

     - The completed Enrollment Application should be sent along with a written request indicating the number of shares (full and fractional, if any) which should be transferred to the new participant. All individuals in the current Plan account must sign the instructions and their signatures must be guaranteed by a bank, broker or financial institution that is a member of the Medallion Signature Guarantee Program.

     - Unless otherwise instructed on the Enrollment Application, the new Plan account will have all dividends reinvested.

10. Can I sell shares in my account?

     - You may instruct the Plan Administrator to sell some or all shares held in your Plan account. Simply call the toll-free telephone number supplied in this prospectus and access the automated telephone system with your instructions. You may also complete and sign the tear-off portion of your account statement and mail the instructions to the Plan Administrator. If there is more than one individual owner named on the Plan account, all participants must sign the tear-off portion of the account statement.

     - As with purchases, the Plan Administrator aggregates all requests to sell shares and then sells the total share amount on the open market through a broker. Sales will be made no less than once a week and may be made daily or as soon as practicable depending on participant demand. The selling price will not be known until the sale is completed. The proceeds of the sale, less an administrative fee of $7.50 and brokerage commission of $.10 per share, will be sent to you by check within five business days following the sale.

     - Participants should be aware that the price may fluctuate during the period between a request for sale, its receipt by the Plan Administrator and the ultimate sale on the open market. Instructions sent to the Plan Administrator may not be rescinded.

11. How do I close my account?

     - You may withdraw from the Plan at anytime using the tear-off stub at the bottom of your statement. Upon termination, a certificate for the full shares held in your Plan account will be issued and any fractional share held in your Plan account will be sold. You will receive a check for the net proceeds less an administrative fee of $7.50 and $.10 per share brokerage commission from the sale of any fractional share. If the stock sold is insufficient to cover the administrative fee of $7.50, a check will not be issued but you will not be billed for any additional fees.

     - Alternatively, you may direct the Plan Administrator to sell any or all of the shares in your account. Follow the sales procedure outlined in Paragraph 10 above and the Plan Administrator will mail you a check for the net proceeds less an administrative fee of $7.50 and $.10 per share brokerage com-mission for the sale, and Form 1099B for income tax purposes.

     - After your account is closed, cash dividends on any shares of our common stock that you hold in certificate form will be sent to you at the address you provide, or automatically deposited in your bank account in accordance with your instructions. If you desire to continue dividend reinvestment after you remove all of your shares, you may indicate so when communicating your instructions to remove your Plan account share balance.

                             TECHNICAL INFORMATION
                                 ABOUT THE PLAN

STOCK DISTRIBUTIONS:

     - Any stock dividends or stock split shares distributed on shares held by the Plan Administrator for a participant in the Plan will be credited directly into the participant's account. A certificate and, if applicable, a check for the value of any fractional interest in a share, will be issued on the shares held in stock certificate form registered in the participant's name.

VOTING:

     - Plan participants will vote all shares (full and fractional) held in their Plan account. Each participant will receive a Notice of Annual Meeting, a Proxy Statement, a proxy voting card and an Annual Report. Shares in the Plan will not be voted if a properly executed proxy voting card is not returned.

OTHER TERMS:

     - We will reimburse the Plan Administrator for the printing and mailing of the brochures and Enrollment Applications as well as tele-phone expenses associated with Plan inquiries. Fees and expenses normally associated with transfer agent functions will also be paid by us.

     - The Plan Administrator will not be liable for any act performed in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of (i) failure to terminate a participant's account, sell shares in the Plan, or invest optional cash payments without receipt of proper documentation and instructions; (ii) with respect to the prices at which shares are purchased or sold for the participant's account and the time such purchases or sales are made, including price fluctuations in market value before or after purchases or sales.

     - If the total number of shares in the participant's account is less than one share, any remaining fractional share will be sold and the account will be closed. See above concerning the sale of shares for applicable fees and commissions associated with selling of the fractional share.

     - The Plan Administrator reserves the right to modify the Plan, including the right to terminate the Plan upon notice to Plan participants. In addition, the Plan Administrator reserves the right to interpret and regulate the Plan as it deems necessary or desirable in connection with its operation.

     - The Plan is not for use by institutional investors or financial intermediaries. The Plan shall be governed by and construed in accordance with the laws of the State of New York. The signing and mailing of the Enrollment Application shall constitute an offer by the participant to establish an agency relationship with the Plan Administrator and be governed by the terms and conditions of the Plan.

CHANGES IN THE PLAN:

     - We and the Plan Administrator, when in agreement, may change the terms of this Plan, including applicable fees, or terminate the Plan at any time. We will mail you a supplemental or revised prospectus before any material changes in the Plan are effective.

ADDITIONAL INFORMATION ABOUT US

     Corporate Headquarters:

          Community Bank System, Inc.
          5790 Widewaters Parkway
          Dewitt, New York 13214
          800/724-2262
          315/445-2282
          315/445-2997 (fax)

     Web Site:

          www.communitybankna.com

     Stock Listing:

          Our common stock is listed on the New York Stock Exchange under the symbol CBU.

                                USE OF PROCEEDS

     Because all of the shares being offered under the Plan will be purchased by the Plan Administrator on the open market, we will not receive any proceeds from the sale of those shares.

                                 LEGAL MATTERS

     The validity of the issuance of the common stock offered under the Plan will be passed upon for us by Bond, Schoeneck & King, LLP, Syracuse, New York.

                                    EXPERTS

     Our consolidated financial statements as of December 31, 1998 and 1999, and for each of the years in the three year period ended December 31, 1999, have been incorporated by reference in this prospectus and the related registration statement in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants and upon the authority of that firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any document we file at the SEC's public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of those documents from the SEC at prescribed rates for the cost of copying by writing to the Public Reference Section of the SEC at the same address. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     We filed a registration statement on Form S-3 to register with the SEC the offer and sale of our common stock under the Plan. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

                            INCORPORATION OF CERTAIN
                             DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

     1. Our Annual Report on Form 10-K (File No. 0-11716) for the year ended December 31, 1999, filed on March 30, 2000;

     2. Our Quarterly Report on Form 10-Q (File No. 0-11716) for the quarter ended March 31, 2000, filed on May 15, 2000;

     3. Our Current Report on Form 8-K (File No. 0-11716) filed on February 25, 2000;

     4. Our Proxy Statement on Schedule 14A for our 2000 Annual Meeting of Stockholders filed on April 4, 2000; and

     5. The description of the common stock contained in our registration statement on Form 8-A (File No. 0-11716) filed on December 9, 1997.

     You may request a copy of these filings, at no cost, by writing or telephoning:

                          Community Bank System, Inc.
                            5790 Widewaters Parkway
                          DeWitt, New York 13214-1883
                                 (315) 445-2282

     You should rely on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

                                    PART II:

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND
           DISTRIBUTION

     The expenses in connection with the issuance and distribution of the securities being registered hereby are as follows:

Securities and Exchange Commission
  Registration Fee......................  $ 1,758
Legal Fees*.............................    7,500
Accounting Fees*........................    5,000
Transfer Agent and Registrar*...........   37,500
Printing, Postage and Handling
  Expenses*.............................    5,000
Miscellaneous Expenses*.................    3,242
                                          -------
         Total*.........................  $60,000
                                          =======

---------------
* Estimated

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify any director, officer, employee or other agent of the corporation.

     The Registrant's By-laws provide indemnity to the Registrant's directors and officers in such capacity or as directors or officers of a wholly-owned subsidiary of the Registrant for liability resulting from judgments, fines, expenses or settlement amounts actually and reasonably incurred in connection with any action brought against such person in such capacity to the fullest extent and in the manner set forth in and permitted by the Delaware General Corporation Law, and any other applicable law, as from time to time in effect. Under Delaware law and the By-laws, no indemnification may be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant or of such subsidiary.

     In addition, as permitted under Delaware law, the Registrant maintains liability insurance covering directors and officers of the Registrant and its subsidiaries.

ITEM 16.  EXHIBITS

     The following exhibits are filed as part of this Registration Statement:

EXHIBIT
NUMBER             DESCRIPTION OF EXHIBIT
-------            ----------------------
 5.1     Opinion of Bond, Schoeneck & King, LLP
23.1     Consent of PricewaterhouseCoopers, LLP
23.2     Consent of Bond, Schoeneck & King, LLP
         (included in Exhibit 5.1)
24.1     Power of Attorney (included in signature
         page)

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforce-able. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned thereunto duly authorized, in DeWitt, New York on this 5th day of July, 2000.

                  COMMUNITY BANK SYSTEM, INC.

                  By:                 /s/ SANFORD A. BELDEN
                     -----------------------------------------------------
                     Name: Sanford A. Belden
                     Title: President and Chief
                     Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints each of Sanford
A. Belden and David G. Wallace, severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this Registration Statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration State-ment as the aforesaid attorney-in-fact executing the same deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

           SIGNATURE                      TITLE               DATE
           ---------                      -----               ----
     /s/ SANFORD A. BELDEN        Director, President     July 5, 2000
    -----------------------       and Chief
       Sanford A. Belden          Executive Officer
                                  (Principal Executive
                                  Officer)

      /s/ DAVID G. WALLACE        Treasurer               July 5, 2000
    -----------------------       (Principal Financial
        David G. Wallace          Officer)

      /s/ CHARLES M. ERTEL        Assistant Treasurer     July 5, 2000
    -----------------------       (Principal Accounting
        Charles M. Ertel          Officer)

      /s/ JOHN M. BURGESS         Director                July 5, 2000
    -----------------------
        John M. Burgess

    /s/ RICHARD C. CUMMINGS       Director                July 5, 2000
    -----------------------
      Richard C. Cummings

     /s/ WILLIAM M. DEMPSEY       Director                July 5, 2000
    -----------------------
       William M. Dempsey

    /s/ NICHOLAS A. DICERBO       Director                July 5, 2000
    -----------------------
      Nicholas A. Dicerbo

      /s/ JAMES A. GABRIEL        Director                July 5, 2000
    -----------------------
        James A. Gabriel

      /s/ LEE T. HIRSCHEY         Director                July 5, 2000
    -----------------------
        Lee T. Hirschey

     /s/ DAVID C. PATTERSON       Director                July 5, 2000
    -----------------------
       David C. Patterson

      /s/ WILLIAM N. SLOAN        Director                July 5, 2000
    -----------------------
        William N. Sloan